EXHIBIT 15
                                                            ----------


May 12, 1997






To the Shareholders
Overseas Shipholding Group, Inc.

We are aware of the incorporation by reference in the Registration Statements
(Form   S-8  No.  33-44013  and  Form  S-3  No.  33-50441)  of  Overseas
Shipholding Group, Inc. of our report dated May 12, 1997 relating to the
unaudited   condensed  consolidated  interim  financial  statements   of
Overseas Shipholding Group, Inc. which are included in its Form 10-Q for the quarter ended March 31, 1997.

Pursuant to Rule 436(c) of the Securities Act of 1933, our report is not part of the registration statements prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.

                                             ERNST & YOUNG LLP









New York, New York